UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2011

REVA MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54192	33-0810505
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5751 Copley Drive San Diego, CA	92111
(Address of principal executive offices)	(Zip Code)

(858) 966-3000
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

REVA Medical, Inc. (the “Company”) has entered into a Fifth Amendment to Telecom Business Center NNN Lease, dated for reference purposes only as of August 28, 2011 (the “Lease Amendment”), for its corporate headquarters and primary facility located at 5751 Copley Drive, San Diego, California. Under the Lease Agreement, the Company expanded its leased space from 17,018 square feet to an aggregate of 37,470 square feet. The Lease Agreement also extends the term of the Company’s lease from August 28, 2011 through January 31, 2018. The Company has an option to extend the lease term for an additional five years. Under the terms of the Lease Amendment, the annual base rent for the leased space increases over the term of the lease, and ranges from approximately $37,000 per month to approximately $60,000 per month at the end of the lease.

The foregoing description of the Lease Amendment does not purport to be complete and is qualified in its entirety by reference to the Lease Agreement, a copy of which is filed with this Current Report as Exhibit 10.27, and incorporated herein by reference.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company is also announcing that Eric V. Schmid, who has served as the Company’s Vice President, Advanced Technology, is departing from the Company effective December 1, 2011.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.27	Fifth Amendment to Telecom Business Center Business Lease between ARI Commercial Properties, Inc. and REVA Medical, Inc., dated for reference purposes only as of August 28, 2011, executed and delivered on November 21, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

REVA Medical, Inc.

Date: November 22, 2011	/s/ Katrina Thompson

Katrina Thompson
Chief Financial Officer (principal financial and accounting officer)

Index to Exhibits

Exhibit No.	Description

10.27	Fifth Amendment to Telecom Business Center Business Lease between ARI Commercial Properties, Inc. and REVA Medical, Inc., dated for reference purposes only as of August 28, 2011, executed and delivered on November 21, 2011.